UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K


                                 CURRENT REPORT




               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                October 15, 1999
                               (Date of earliest
                                 event reported)




                              PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




          PENNSYLVANIA                1-1401              23-0970240
        (State or other             (Commission         (IRS Employer
        jurisdiction of             file number)         Identification
         incorporation)                                      Number)




           230l Market Street, Philadelphia, Pennsylvania     19101
              (Address of principal executive offices)      (Zip Code)




              Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5.  Other Events

The matters discussed in this Report include forward-looking statements. The Company's current expectations, anticipated plans and estimates set forth in these statements are dependent on numerous factors which may change, including transaction closing, plant operating conditions and cost structure. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report.

On October 15, 1999, the Vermont Yankee Nuclear Power Corporation (VYNPC), owners of the Vermont Yankee Nuclear Power Station (Vermont Yankee), accepted a bid for the plant from AmerGen Energy Company, L.L.C. (AmerGen), the joint venture between PECO Energy Company (the Company) and British Energy. The parties expect execution of a binding purchase and sale agreement to occur within the next week.

According to the Agreement, and conditioned upon the receipt of necessary regulatory approvals, at closing, AmerGen will pay $23.5 million to VYNPC for Vermont Yankee. The purchase price of $23.5 million is based on a closing date of July 1, 2000 and is subject to certain adjustments. Upon closing, AmerGen will assume operating responsibility for Vermont Yankee.

Under the Agreement, AmerGen will offer employment to substantially all present Vermont Yankee personnel employed at the time of ownership transfer and will recognize the International Brotherhood of Electrical Workers Local 300 as the bargaining agent for the transferred bargaining unit employees.

At closing, AmerGen will assume full responsibility for all future plant operating and maintenance costs as well as the cost of decommissioning the plant. As a condition of the sale, at closing, Vermont Yankee's owners will transfer to AmerGen a decommissioning fund with a value of $313 million as of July 1, 2000. Based on current fund return assumptions, the fund is expected to grow to a level sufficient to decommission the plant at the expected end of license life.

AmerGen will enter into a Power Purchase Agreement (PPA) with VYNPC under which VYNPC will buy approximately 64% of the capacity, energy and ancillary products of the Power Station through the end of its licensed life in 2012, and approximately 36% of the capacity, energy and ancillary products of the Power Station under a short-term PPA (61 months). The owners that select the short-term PPA also have an option to buy out of the PPA.

Closing will be subject to, among other things, receipt of all necessary federal, state and local regulatory approvals, including approvals from the U.S. Nuclear Regulatory Commission, the Federal Energy Regulatory Commission, the Securities and Exchange Commission and the Vermont Public Service Board.

Based on the terms of the Agreement, the Company expects the transaction to be accretive to earnings.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     PECO ENERGY COMPANY


                                     \S\ Jean H. Gibson
                                     -----------------------
                                     Vice President & Controller

October 19, 1999